Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in the Prospectus constituting a part of this Post-Effective Amendment No. 2 to Registration Statement on Form S-1 No. 333-252814 of our report dated May 14, 2021, relating to the financial statements of Hims & Hers Health, Inc. (f/k/a Oaktree Acquisition Corp.) appearing in the entity’s Annual Report on Form 10-K, as amended, as of and for the year ended December 31, 2020. We also consent to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

June 1, 2021